Exhibit 99.01

NEWS

VERITAS Software Corporation
350 Ellis Street
Mountain View, CA 94043
(650)527-8000

For Immediate Release

VERITAS to Trade Under NASDAQ Ticker VRTS
Beginning April 13, 2005

MOUNTAIN VIEW, Calif. — April 12, 2005 — VERITAS Software Corporation (NASDAQ: VRTSE) today announced that, following the company’s filing on April 6, 2005 of its Form 10-K for the year ended December 31, 2004, it received notification from NASDAQ that the company has made the requisite filings and evidenced substantial compliance with all requirements for continued listing on The NASDAQ National Market. Accordingly, NASDAQ will remove the “E” from the company’s ticker symbol effective with the market opening on Wednesday, April 13, 2005. As previously disclosed, the NASDAQ Listing Qualifications Panel will monitor the company’s compliance with respect to filings for periods ending on or before June 30, 2005.

About VERITAS Software

VERITAS Software, one of the 10 largest software companies in the world, is a leading provider of software and services to enable utility computing. In a utility computing model, IT resources are aligned with business needs, and business applications are delivered with optimal performance and availability on top of shared computing infrastructure, minimizing hardware and labor costs. With 2004 revenue of $2.04 billion, VERITAS delivers products and services for data protection, storage & server management, high availability and application performance management that are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.veritas.com.

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For More Information Contact:

Investor Contact:
Renee Budig, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

Press Contact:
Marlena Fernandez, Corporate Communications, VERITAS Software
(650) 527-3778, marlena.fernandez@veritas.com

This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which involve risks and uncertainties. For more information regarding potential risks, see the “Factors That May Affect Future Results” section of our most recent reports on Form 10-K and Form 10-Q on file with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Copyright (C) 2005 VERITAS Software Corporation. All rights reserved. VERITAS and the VERITAS Logo are trademarks or registered trademarks of VERITAS Software Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.